Exhibit 10.32
Execution Version

GUARANTY AND PLEDGE AGREEMENT
This GUARANTY AND PLEDGE AGREEMENT, dated as of November 6, 2022 (as amended, restated supplemented or otherwise modified from time to time, this “Pledge Agreement”), by and among REMEMBER BRUCE, LLC, a Delaware limited liability company (“Pledgor”), and BLUE APRON HOLDINGS, INC., a Delaware corporation (“Pledgee”).
WHEREAS, and Pledgor and RJB Partners LLC (“Initial Obligor”) are parties to that certain Purchase Agreement dated as of April 29, 2022 (as amended, the “Purchase Agreement”); and
WHEREAS, pursuant to the Purchase Agreement, Initial Obligor agreed to purchase, on or before May 30, 2022, 1,666,667 shares of Class A common stock of Pledgee (the “Initial Shares”) at a price of $12.00 per share, for an obligation of $20,000,000; and
WHEREAS, Initial Obligor did not purchase the Initial Shares on or before May 30, 2022; and
WHEREAS, as of August 7, 2022, Initial Obligor, Joseph N. Sanberg (“Initial Guarantor”) and Pledgee entered into that certain Amendment No. 1 to Purchase Agreement to amend the Purchaser Agreement (the “First Amendment”), pursuant to which (1) the Initial Obligor agreed (a) to purchase the Initial Shares at an adjusted price of $5.00 per share, for an obligation of $8,333,335, and (b) to purchase an additional 8,333,333 shares of Class A common stock of Pledgee (the “Second Shares” and, together with the Initial Shares, the “Total Shares”), at a price of $5.00 per share, for an obligation of $41,666,665; and (2) Initial Guarantor agreed to guarantee the obligations of the Initial Obligor under the Purchase Agreement; and
WHEREAS, Initial Obligor did not purchase the Total Shares on or before August 31, 2022, and Initial Guarantor has not satisfied Initial Obligor’s obligation to do so; and
WHEREAS, as of September 7, 2022, Initial Obligor, Initial Guarantor, and Pledgee entered into the certain Amendment No. 2 to Purchase Agreement to further amend the Purchase Agreement (the “Second Amendment”), pursuant to which the parties agreed to extend the August 31, 2022 deadline for purchasing the Total Shares to September 30, 2022 and to increase the price per share for the Total Shares to $5.65, for an aggregate obligation of $56,500,000 (the “Obligated Amount”), as to which Obligated Amount Initial Obligor is obligated as a primary obligor and as to which Obligated Amount Initial Guarantor is obligated as a guarantor; and
WHEREAS, Initial Obligor did not purchase the Total Shares on or before September 30, 2022 and has not purchased any of the Total Shares as of the date hereof, and Initial Guarantor has not satisfied Initial Obligor’s obligation to do so; and
WHEREAS, without waiving any rights with respect to the Purchase Agreement or otherwise, Pledgee has requested, and Pledgor has agreed to, serve as an additional guarantor of the Obligated Amount and to secure its obligations in respect of the Obligated Amount through the pledge of certain equity interests owned by Pledgor with a value in excess the Obligated Amount;
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Pledge Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):
“Bankruptcy Code” means Title 11, United States Code, as amended from time to time, and any successor statute thereto.

“Equity Interests” means, with respect to any Pledged Entity, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Pledged Entity.
“Forbearance Date” means the earliest of (a) November 30, 2022; (b) the date of the commencement of any bankruptcy, receivership, dissolution, assignment for the benefit of creditors, or other insolvency proceeding for Pledgor or any merger, consolidation, or sale of Pledgor or all or substantially all of the assets of Pledgor or any change in ownership of Pledgor that results in the Initial Obligor not being in direct or indirect voting and economic control of all equity interests issued by Pledgor; and (c) the breach or default by Pledgor of any representation, warranty, or covenant under this Pledge Agreement, which breach or default, if curable, has not been cured within ten (10) days following the earlier of Pledgor’s knowledge thereof of the delivery of written notice thereof by Pledgee to Pledgor, provided that it shall be an immediate and uncurable breach and default of Pledgor under this Pledge Agreement if the Secured Obligations are not satisfied in full prior to November 30, 2022.
“Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.
“Pledged Entity” means an issuer of Pledged Shares.
“Pledged Shares” means all Equity Interests of a Pledged Entity listed on Schedule I.
2.Guarantee and Pledge. Pledgor hereby irrevocably and unconditionally guarantees the payment and performance by the Initial Obligor and the Initial Guarantor of their respective obligations under the Purchase Agreement, including payment in full of the Obligated Amount (the “Guarantee”). Notice of acceptance of the Guarantee, as well as demand and protest with respect to such underlying payment obligations, are hereby waived by Pledgor. The Guarantee is and shall be an irrevocable, continuing, absolute and unconditional guarantee by Pledgor. The obligations of Pledgor under the Guarantee shall not be subject to any counterclaim, setoff, deduction or defense based on any claim Pledgor may have against the Pledgee, the Initial Obligor, the Initial Guarantor, or any other person or entity and shall remain in full force and effect without regard to, and shall not be released, suspended, abated, deferred, reduced, limited, discharged, terminated or otherwise impaired or adversely affected by any circumstance or occurrence whatsoever, other than the full payment and performance of the Secured Obligations. The Guarantee is a primary obligation of Pledgor, and it shall be a breach and default under this Pledge Agreement if the Secured Obligations are not satisfied in full prior to November 30, 2022. As security for the Secured Obligations (as defined below), including the Guarantee, Pledgor hereby pledges to Pledgee, and grants to Pledgee, a first priority security interest in all of the following of such Pledgor (collectively, the “Pledged Collateral”): the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.
3.Security for Obligations. This Pledge Agreement secures, and the Pledged Collateral is security for, the payment and performance by Pledgor of its obligations under this Pledge Agreement, including the Guarantee (the “Secured Obligations”).
4.Delivery of Pledged Collateral. All certificates and instruments evidencing the Pledged Collateral in existence on the date hereof shall be delivered to and held by or on behalf of Pledgee concurrently with the execution and delivery of this Pledge Agreement. All certificated Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. At the request of Pledgee, Pledgor shall promptly, and in any event within fifteen (15) days following the date hereof, obtain and deliver to Pledgee certificates representing all or any portion of the Pledged Shares subject to any such request and corresponding duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee.
5.Representations and Warranties. Pledgor represents and warrants to Pledgee that:
(a)Pledgor is, and at the time of delivery of the Pledged Shares to Pledgee will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by Pledgor to Pledgee free and clear of any lien, pledge, rehypothecation, security interest or encumbrance (each a “Lien”) thereon or affecting the title thereto;

(b)All of the Pledged Shares have been duly authorized, validly issued and are (to the extent applicable) fully paid and non-assessable;
(c)The value of the Pledged Shares as of the date hereof is equal to an amount in excess of the Obligated Amount; the valuation materials provided to Pledgee are fair, accurate, and complete valuations of the Pledged Shares prepared by an independent third-party;
(d)Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Pledgee as provided herein;
(e)None of the Pledged Shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject or in violation of any contractual or other restrictions applicable to the Pledged Shares;
(f)All of the Pledged Shares are presently owned by Pledgor, and are either presently represented by the certificates listed on Schedule I hereto, or if there is no certificate, it is so noted on Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;
(g)Joseph N. Sanberg, directly or indirectly, holds sole voting and economic control of all equity interests issued by Pledgor, and Pledgor derives material benefits from entry into this Pledge Agreement such that entry into this Pledge Agreement is necessary or convenient to the conduct, promotion, or attainment of the business of Pledgor;
(h)No consent, approval, authorization or other order or other action (other than any already taken) by, and other than the filing of UCC financing statements, no notice to or filing with, any governmental authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by Pledgor, or (ii) for the exercise by Pledgee of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;
(i)The pledge and delivery of the Pledged Collateral pursuant to this Pledge Agreement and filing of appropriate financing statements (and compliance with foreign laws relating to perfection of security interests in the Pledged Collateral) will create a valid first priority Lien on and a first priority perfected security interest in favor of Pledgee in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien;
(j)This Pledge Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms subject only to bankruptcy, moratorium, insolvency and other laws of general application affecting secured creditors and general principles of equity; and
(k)The Pledged Shares constitute the percentage of the issued and outstanding Equity Interests of each Pledged Entity as set forth in Schedule I.
The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Pledge Agreement.
6.Covenants. Pledgor covenants and agrees that until the Termination Date:
(a)Without the prior written consent of Pledgee, Pledgor will not sell, assign, transfer, pledge, rehypothecate, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral;

(b)Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Pledgee from time to time may reasonably request in order to ensure to Pledgee the benefits of the Liens in and to the Pledged Collateral intended to be created by this Pledge Agreement, including the filing of any necessary Uniform Commercial Code financing statements, which may be filed by Pledgee with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Pledgee, at Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;
(c)Pledgor has and will defend the title to the Pledged Collateral and the Liens of Pledgee in the Pledged Collateral against the claim of any person or entity and will maintain and preserve such Liens; and
(d)Pledgor will, upon obtaining ownership of any additional Equity Interests constituting Pledged Collateral, promptly deliver to Pledgee a Pledge Amendment, duly executed by Pledgor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”) in respect of any such additional Equity Interests, whereupon Schedule I shall be deemed updated to include such Pledged Collateral. Each party hereto agrees such Pledge Amendment shall be deemed to be automatically incorporated into this Pledge Agreement, and Pledgor hereby authorizes Pledgee to attach each Pledge Amendment to this Pledge Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Pledgee shall for all purposes hereunder be considered Pledged Collateral and shall be incorporated in Schedule I appended hereto.
7.Pledgor’s Rights. Prior to the Forbearance Date and until the Termination Date:
(a)Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Pledge Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Pledgee in respect of the Pledged Collateral; and
(b)Pledgor shall be entitled, from time to time, to collect and receive for their own use all cash dividends, principal and interest paid in respect of the Pledged Shares; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Pledge Agreement; and
(c)other than as set forth in Section 7(b) above, all dividends and interest and all other distributions in respect of any of the Pledged Shares, whenever paid or made, to the extent constituting Pledged Collateral required to be delivered hereunder, shall be delivered to Pledgee to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee as Pledged Collateral in the same form as so received (with any necessary indorsement).
8.Defaults and Remedies; Proxy.
(a)Following the Forbearance Date and until the Termination Date, Pledgee (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) calendar days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agree is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Pledgee was the outright owner thereof. Any sale shall be made at a public or private sale at Pledgee’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Pledgee may deem fair, and Pledgee may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of

Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Pledgee reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Pledgee. PLEDGOR HEREBY IRREVOCABLY CONSTITUTE AND APPOINTS PLEDGEE AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, EXERCISABLE AFTER THE FORBEARANCE DATE AND UNTIL THE TERMINATION DATE, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE FOREGOING APPOINTMENT OF PLEDGEE AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF PLEDGEE AS PROXY AND ATTORNEY-INFACT SHALL INCLUDE THE RIGHT, EXERCISABLE AFTER THE FORBEARANCE DATE AND UNTIL THE TERMINATION DATE, TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR PLEDGEE THEREOF). NOTWITHSTANDING THE FOREGOING, PLEDGEE SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.
(b)If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Pledgee, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Pledgee may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to Pledgor.
(c)If, at any time when Pledgee in its sole discretion determines, following the Forbearance Date and until the Termination Date, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Shares hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), Pledgor shall, in an expeditious manner, to the extent legally capable of doing so, cause the Pledged Entities to:
(i)Prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement with respect to the Pledged Shares and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;
(ii)Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Shares covered by such registration statement whenever Pledgee shall desire to sell or otherwise dispose of the Pledged Shares;
(iii)Furnish to Pledgee such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as

Pledgee may request in order to facilitate the public sale or other disposition of the Pledged Shares by Pledgee;
(iv)Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as Pledgee shall request, and do such other reasonable acts and things as may be required of it to enable Pledgee to consummate the public sale or other disposition in such jurisdictions of the Pledged Shares by Pledgee;
(v)Furnish, at the request of Pledgee, on the date that shares of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Pledgee, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Pledgee, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Pledgee shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration ·in respect of which such opinion is being given as Pledgee may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Pledgee may reasonably request; and
(vi)Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 12(a) of the Act.
(d)All expenses incurred in complying with Section 8(c) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Pledgee, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by the Pledgor.
(e)Pledgee may, at any time when Pledgee shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect a registration of such Pledged Collateral under the Act or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Pledgee in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Pledgee shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:
(i)as to the financial sophistication and ability of any person or entity permitted to bid or purchase at any such sale;
(ii)as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;
(iii)as to the representations required to be made by each person or entity bidding or purchasing at such sale relating to that person’s or entity’s access to financial information about Pledgor and such person’s or entity’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and
(iv)as to such other matters as Pledgee may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.
(f)Pledgor recognizes that Pledgee may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (e) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Pledgee shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor and the Pledged Entity would agree to do so.
(g)Pledgor agrees to the maximum extent permitted by applicable law that following the Forbearance Date and until the Termination Date it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Pledge Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Pledgee provided for in this Pledge Agreement, the Purchase Agreement, or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Pledgee of any one or more of such rights, powers or remedies. No failure or delay on the part of Pledgee to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Pledgee with respect to any such remedies shall operate as a waiver thereof, or limit or impair Pledgee’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.
(h)Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Pledgee, that Pledgee shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants. Pledgor agrees that the Obligated Amount is presently due and payable.
9.Assignment. Neither Pledgor nor Pledgee may assign this Pledge Agreement or any of their respective rights or obligations hereunder without the prior written consent of the other party.
10.Termination. Upon the date that all Secured Obligations, including the Obligated Amount, are paid and performed in full (such date, the “Termination Date”), Pledgee shall deliver to Pledgor the remaining Pledged Collateral, if any, pledged by Pledgor at the time subject to this Pledge Agreement and all remaining instruments of assignment executed in connection therewith, if any, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgor’s obligations hereunder shall at such time terminate.
11.Lien Absolute. All rights of Pledgee hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:
(a)any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreement;
(b)any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
(c)the bankruptcy, receivership, dissolution, assignment for the benefit of creditors, or other insolvency proceeding of Pledgor; or
(d)any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.
12.Reinstatement. This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor or any Pledged Entity for bankruptcy, including any liquidation or reorganization, should Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s or a Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
13.Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Pledge Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Purchase Agreement.
14.Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.
15.No Waiver; Cumulative Remedies. Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Pledgee and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Pledgee, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Pledgee and Pledgor. For avoidance of doubt, by entering into this Pledge Agreement and taking actions permitted hereunder, Pledgee is not waiving or limiting any rights of Pledgee under or in respect of the Purchase Agreement.

16.Limitation By Law. All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Pledge Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
17.Successors And Assigns. This Pledge Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor (including any debtor-in-possession on behalf of Pledgor) and shall, together with the rights and remedies of Pledgee, hereunder, inure to Pledgee and its successors and assigns.
18.Counterparts. This Pledge Agreement may be executed in any number of separate counterparts, and by different parties hereto in separate counterparts, each of which shall collectively and separately constitute one agreement. This Pledge Agreement may be authenticated by manual signature, facsimile or electronic means, all of which shall be equally valid.
19.Section Titles. The Section titles contained in this Pledge Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
20.No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.
21.Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Pledge Agreement with its counsel.
22.Governing Law. This Pledge Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
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IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Pledgor: REMEMBER BRUCE, LLC, a Delaware limited liability company By: /s/ Joseph N. Sanberg Name: Joseph N. Sanberg Title: Managing Member

PLEDGE AGREEMENT
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Pledgee: BLUE APRON HOLDINGS, INC. By: /s/ Linda Findley Name: Linda Findley Title: President and Chief Executive Officer
PLEDGE AGREEMENT
PLEDGEE SIGNATURE PAGE